Exhibit 99.1
The Duckhorn Portfolio Announces Fourth Quarter and Fiscal Year 2023 Financial Results

Fourth Quarter Net Sales of $100.1 million, an Increase of 28%
Fourth Quarter Net Income of $17.8 million; Adjusted Net Income of $16.7 million
Fourth Quarter Adjusted EBITDA of $34.2 million, an Increase of 54%
Introduces Fiscal Year 2024 Guidance
ST. HELENA, CA, September 27, 2023 – (BUSINESS WIRE) – The Duckhorn Portfolio, Inc. (NYSE: NAPA) (the “Company”) today reported its financial results for the three months and fiscal year ended July 31, 2023.
Fourth Quarter 2023 Highlights
▪Net sales were $100.1 million, an increase of $22.1 million, or 28.3%, versus the prior year period.
▪Gross profit was $55.3 million, an increase of $16.0 million, or 40.6%, versus the prior year period. Gross profit margin was 55.2%, up 480 basis points versus 50.4% in the prior year period.
▪Net income was $17.8 million, or $0.15 per diluted share, versus $5.4 million, or $0.05 per diluted share, in the prior year period. Adjusted net income was $16.7 million, or $0.15 per diluted share, versus $9.0 million, or $0.08 per diluted share, in the prior year period.
▪Adjusted EBITDA was $34.2 million, an increase of $11.9 million, or 53.5%, and Adjusted EBITDA margin improved 560 basis points versus the prior year period.
▪Cash was $6.4 million as of July 31, 2023. The Company’s leverage ratio was 1.6x net debt (net of deferred financing costs), to trailing twelve months adjusted EBITDA.

Fiscal Year 2023 Highlights
▪Net sales were $403.0 million, an increase of $30.5 million, or 8.2%, versus the prior year.
▪Gross profit was $215.7 million, an increase of $30.5 million, or 16.5%, versus the prior year. Gross profit margin was 53.5%, up 380 basis points versus 49.7% for the prior year period.
▪Net income was $69.3 million, or $0.60 per diluted share, versus $60.2 million, or $0.52 per diluted share, for the prior year. Adjusted net income was $77.3 million, or $0.67 per diluted share, increasing by $6.1 million, or 8.6%, versus $71.2 million, or $0.62 per diluted share, for the prior year.
▪Adjusted EBITDA was $144.5 million, an increase of $17.0 million, or 13.3%, versus the prior year. Adjusted EBITDA margin expanded by approximately 170 basis points, reaching a margin of 35.9%.

Fourth Quarter and Fiscal Year 2023 Results

	Three months ended July 31,		Fiscal year ended July 31,
	2023	2022	2023	2022
Net sales growth	28.3%	10.0%	8.2%	10.7%
Volume contribution	10.6%	7.1%	5.6%	9.4%
Price / mix contribution	17.7%	2.9%	2.6%	1.3%

	Three months ended July 31,		Fiscal year ended July 31,
	2023	2022	2023	2022
Wholesale – Distributors	65.1%	67.2%	67.9%	66.3%
Wholesale – California direct to trade	15.9	18.9	17.1	17.9
DTC	19.0	13.9	15.0	15.8
Net sales	100.0%	100.0%	100.0%	100.0%
Fourth Quarter 2023 Financial Information
Net sales were $100.1 million, an increase of $22.1 million, or 28.3%, versus $78.0 million for the prior year period. The increase in net sales was driven by 10.6% volume growth, which lapped a robust 7.1% growth rate for the prior year period, supported by positive price/mix contribution of 17.7%. The positive price/mix contribution was primarily attributable to favorable DTC channel sales mix, which included a higher concentration of Kosta Browne sales, as well as positive impacts from wholesale channel discounts due to pricing initiatives.
Gross profit was $55.3 million, an increase of $16.0 million, or 40.6%, versus the prior year period. Gross profit margin was 55.2%, improving 480 basis points versus the prior year period as a result of improved performance across our wholesale channels, successful execution of planned price increases and lower discounting.
Total selling, general and administrative expenses were $30.4 million, an increase of $2.7 million, or 9.8%, versus $27.7 million in the prior year period. The increase was primarily attributed to higher compensation costs due to investments in our workforce to support our long-term growth strategy, as well as increases in other direct selling costs.
Net income was $17.8 million, or $0.15 per diluted share, versus $5.4 million, or $0.05 per diluted share, in the prior year period. Adjusted net income was $16.7 million, or $0.15 per diluted share, versus $9.0 million, or $0.08 per diluted share, in the prior year period. The increases were driven by higher net sales and profitability, and partially offset by higher operating expenses, interest expense and income taxes compared to the prior year period.
Adjusted EBITDA was $34.2 million, an increase of $11.9 million, or 53.5%, versus $22.3 million in the prior year period. Adjusted EBITDA margin improved 560 basis points versus the prior year period. The increase was driven by higher net sales and profitability, partially offset by higher operating expenses.

Fiscal Year 2024 Guidance
The Company is providing the following guidance ranges below for Fiscal Year 2024:

(amounts in millions, except per share data and percentages)	Fiscal year ended July 31, 2024
Net sales	$420	-	$430
Adjusted EBITDA	$150	-	$155
Adjusted EPS	$0.67	-	$0.69
Diluted share count	115	-	116
Effective tax rate	25%	-	27%
Conference Call and Webcast
The Company will host a conference call and webcast today with an accompanying presentation to discuss these results at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). Investors interested in participating in the live call can dial 833-470-1428 from the U.S. and 404-975-4839 internationally, and enter confirmation code 879708. A telephone replay will be available approximately two hours after the call concludes through Wednesday, October 11, 2023 by dialing 929-458-6194 from the U.S., or +44 204-525-0658 from international locations, and entering confirmation code 809496.
There will also be a simultaneous, live webcast available on the Company’s investor relations website at https://ir.duckhorn.com/events-and-presentations. The webcast will be archived for 30 days.
About The Duckhorn Portfolio, Inc.
The Duckhorn Portfolio is North America’s premier luxury wine company, with ten wineries, nine state-of-the-art winemaking facilities, seven tasting rooms and over 1,100 coveted acres of vineyards spanning 32 Estate properties. Established in 1976, when vintners Dan and Margaret Duckhorn founded Napa Valley’s Duckhorn Vineyards, today, our portfolio features some of North America’s most revered wineries, including Duckhorn Vineyards, Decoy, Paraduxx, Goldeneye, Migration, Canvasback, Calera, Kosta Browne, Greenwing and Postmark. Sourcing grapes from our own Estate properties and fine growers in Napa Valley, Sonoma County, Anderson Valley, California’s North and Central coasts, Oregon and Washington State, we offer a curated and comprehensive portfolio of acclaimed luxury wines with price points ranging from $20 to $200 across more than 15 varieties and 39 appellations. Our wines are available throughout the United States, on five continents, and in more than 50 countries around the world. To learn more, visit us at: https://www.duckhornportfolio.com/. Investors can access information on our investor relations website at: https://ir.duckhorn.com.
Use of Non-GAAP Financial Information
In addition to the Company’s results, which are determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company believes the following non-GAAP measures presented in this press release and discussed on the related teleconference call are useful in evaluating its operating performance: adjusted gross profit, adjusted EBITDA, adjusted net income and adjusted EPS. Certain of these non-GAAP measures exclude depreciation and amortization, non-cash equity-based compensation expense, purchase accounting adjustments, casualty losses or gains, impairment losses, inventory write-downs, changes in the fair value of derivatives, and certain other items, net of the tax effects of all such adjustments, which are not related to the Company’s core operating performance. The Company believes that these non-GAAP financial measures are provided to enhance the reader’s understanding of our past financial performance and our prospects for the future. The Company’s management team uses these non-GAAP financial measures to evaluate business performance in comparison to budgets, forecasts and prior period financial results. The non-GAAP financial information is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. A reconciliation is provided herein for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Readers are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
Forward-Looking Statements
This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including statements regarding the timing or nature of future operating or financial performance or other events. For example, all statements The Duckhorn Portfolio makes relating to its estimated and projected financial results or its plans and objectives for future operations, growth initiatives or strategies are forward-looking statements. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the Company’s ability to manage the growth of its business; the Company’s reliance on its brand name, reputation and product quality; the effectiveness of the Company’s marketing and advertising programs, including the consumer reception of the launch and expansion of our product offerings; general competitive conditions, including actions the Company’s competitors may take to grow their businesses; overall decline in the health of the economy and the impact of inflation on consumer discretionary spending and consumer demand for wine; the occurrence of severe weather events (including fires, floods and earthquakes), catastrophic health events, natural or man-made disasters, social and political conditions, war or civil unrest; risks associated with disruptions in the Company’s supply chain for grapes and raw and processed materials, including corks, glass bottles, barrels, winemaking additives and agents, water and other supplies; risks associated with the disruption of the delivery of the Company’s wine to customers; the impact of COVID-19 and its variants on the Company’s customers, suppliers, business operations and financial results; disrupted or delayed service by the distributors and government agencies the Company relies on for the distribution of its wines outside of California; the Company’s ability to successfully execute its growth strategy; decreases in the Company’s wine score ratings by wine rating organizations; quarterly and seasonal fluctuations in the Company’s operating results; the Company’s success in retaining or recruiting, or changes required in, its officers, key employees or directors; the Company’s ability to protect its trademarks and other intellectual property rights, including its brand and reputation; the Company’s ability to comply with laws and regulations affecting its business, including those relating to the manufacture, sale and distribution of wine; the risks associated with the legislative, judicial, accounting, regulatory, political and economic risks and conditions specific to both domestic and to international markets; claims, demands and lawsuits to which the Company is, and may in the future, be subject and the risk that its insurance or indemnities coverage may not be sufficient; the Company’s ability to operate, update or implement its IT systems; the Company’s ability to successfully pursue strategic acquisitions and integrate acquired businesses; the Company’s potential ability to obtain additional financing when and if needed; the Company’s substantial indebtedness and its ability to maintain compliance with restrictive covenants in the documents governing such indebtedness; the Company’s sponsor’s significant influence over the Company, and the Company’s status as a “controlled company” under the rules of the New York Stock Exchange; the potential liquidity and trading of the Company’s securities; the future trading prices of the Company’s common stock and the impact of securities analysts’ reports on these prices; and the risks identified in the Company’s other filings with the SEC. The Company cautions investors not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read the Company’s filings with the

SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any of these statements. The Company’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.
Contacts
Investor Contact
ICR, Inc.
ir@duckhorn.com
707-302-2635

Media Contact
Jessica Liddell, ICR
DuckhornPR@icrinc.com
203-682-8200

THE DUCKHORN PORTFOLIO, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, amounts in thousands, except shares and per share data)

	July 31, 2023	July 31, 2022
ASSETS
Current assets:
Cash	$6,353	$3,167
Accounts receivable trade, net	48,706	37,026
Inventories	322,227	285,430
Prepaid expenses and other current assets	10,244	13,898
Total current assets	387,530	339,521
Property and equipment, net	323,530	269,659
Operating lease right-of-use assets	20,376	23,375
Intangible assets, net	184,227	191,786
Goodwill	425,209	425,209
Other assets	6,810	1,963
Total assets	$1,347,682	$1,251,513
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,829	$3,382
Accrued expenses	38,246	29,475
Accrued compensation	16,460	12,893
Current operating lease liabilities	3,787	3,498
Current maturities of long-term debt	9,721	9,810
Other current liabilities	1,417	944
Total current liabilities	74,460	60,002
Long-term debt, net of current maturities and debt issuance costs	223,619	213,748
Operating lease liabilities	16,534	19,732
Deferred income taxes	90,216	90,483
Other liabilities	445	387
Total liabilities	405,274	384,352
Stockholders’ equity:
Common stock, $0.01 par value; 500,000,000 shares authorized; 115,316,308 and 115,184,161 issued and outstanding at July 31, 2023, and July 31, 2022, respectively	1,153	1,152
Additional paid-in capital	737,557	731,597
Retained earnings	203,122	133,824
Total The Duckhorn Portfolio, Inc. stockholders’ equity	941,832	866,573
Non-controlling interest	576	588
Total stockholders’ equity	942,408	867,161
Total liabilities and stockholders’ equity	$1,347,682	$1,251,513

THE DUCKHORN PORTFOLIO, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, amounts in thousands, except shares and per share data)

	Three months ended July 31,		Fiscal year ended July 31,
	2023	2022	2023	2022
Net sales (net of excise taxes of $1,267, $1,059, $5,446 and $5,115, respectively)	$100,095	$78,009	$402,996	$372,510
Cost of sales	44,813	38,678	187,307	187,330
Gross profit	55,282	39,331	215,689	185,180

Selling, general and administrative expenses	30,404	27,688	109,711	97,743
Casualty gain, net	—	—	—	123
Income from operations	24,878	11,643	105,978	87,314

Interest expense	3,882	1,917	11,721	6,777
Other income, net	(3,597)	263	(212)	(2,214)
Total other expenses, net	285	2,180	11,509	4,563
Income before income taxes	24,593	9,463	94,469	82,751
Income tax expense	6,825	4,041	25,183	22,524
Net income	17,768	5,422	69,286	60,227
Less: Net loss (income) attributable to non-controlling interest	1	(2)	12	(37)
Net income attributable to The Duckhorn Portfolio, Inc.	$17,769	$5,420	$69,298	$60,190

Earnings per share of common stock:
Basic	$0.15	$0.05	$0.60	$0.52
Diluted	$0.15	$0.05	$0.60	$0.52

Weighted average shares of common stock outstanding:
Basic	115,302,619	115,173,211	115,233,324	115,096,152
Diluted	115,355,026	115,376,739	115,407,624	115,363,578

THE DUCKHORN PORTFOLIO, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, amounts in thousands)

	Fiscal year ended July 31,
	2023	2022
Cash flows from operating activities
Net income	$69,286	$60,227
Adjustments to reconcile net income to net cash from operating activities:
Deferred income taxes	(267)	3,817
Depreciation and amortization	27,768	23,427
Loss (gain) on disposal of assets	157	(528)
Change in fair value of derivatives	34	(1,695)
Amortization of debt issuance costs	975	1,608
Equity-based compensation	6,290	5,523
Inventory reserve adjustments	722	4,363
Change in operating assets and liabilities:
Accounts receivable trade, net	(11,679)	(3,773)
Inventories	(33,894)	(18,818)
Prepaid expenses and other assets	2,281	(3,293)
Other assets	(917)	1,258
Accounts payable	1,549	(262)
Accrued expenses	7,002	7,681
Accrued compensation	3,567	(3,953)
Deferred revenue	(6)	(2,830)
Other current and non-current liabilities	(2,776)	(3,920)
Net cash provided by operating activities	70,092	68,832
Cash flows from investing activities
Purchases of property and equipment	(72,843)	(44,644)
Proceeds from sales of property and equipment	271	910
Net cash used in investing activities	(72,572)	(43,734)
Cash flows from financing activities
Payments of deferred offering costs	—	(270)
Payments under line of credit	(121,000)	(98,000)
Borrowings under line of credit	24,000	84,000
Issuance of long-term debt	225,833	—
Payments of long-term debt	(120,166)	(11,347)
Proceeds from employee stock purchase plan	350	287
Taxes paid related to net share settlement of equity awards	(680)	(845)
Debt issuance costs	(2,671)	—
Net cash provided by (used in) financing activities	5,666	(26,175)
Net increase (decrease) in cash	3,186	(1,077)
Cash - Beginning of year	3,167	4,244
Cash - End of year	$6,353	$3,167
Supplemental cash flow information
Cash paid during the year
Interest paid, net of amount capitalized	$10,393	$5,179
Income taxes paid	$11,562	$17,674
Non-cash investing activities
Property and equipment additions in accounts payable and accrued expenses	$3,360	$1,694

THE DUCKHORN PORTFOLIO, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Adjusted gross profit, adjusted net income, adjusted EBITDA and adjusted EPS, collectively referred to as “Non-GAAP Financial Measures,” are commonly used in the Company’s industry and should not be construed as an alternative to net income or earnings per share as indicators of operating performance (as determined in accordance with GAAP). These Non-GAAP Financial Measures may not be comparable to similarly titled measures reported by other companies. The Company has included these Non-GAAP Financial Measures because it believes the measures provide management and investors with additional information to evaluate business performance in comparison to budgets, forecasts and prior year financial results.
Non-GAAP Financial Measures are adjusted to exclude certain items that affect comparability. The adjustments are itemized in the tables below. You are encouraged to evaluate these adjustments and the reason the Company considers them appropriate for supplemental analysis. In evaluating adjustments, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments set forth below. The presentation of Non-GAAP Financial Measures should not be construed as an inference that future results will be unaffected by unusual or recurring items.
Adjusted EBITDA
Adjusted EBITDA is a non-GAAP financial measure that the Company calculates as net income before interest, taxes, depreciation and amortization, non-cash equity-based compensation expense, purchase accounting adjustments, casualty losses or gains, changes in the fair value of derivatives and certain other items which are not related to our core operating performance. Adjusted EBITDA is a key performance measure the Company uses in evaluating its operational results. The Company believes adjusted EBITDA is a helpful measure to provide investors an understanding of how management regularly monitors the Company’s core operating performance, as well as how management makes operational and strategic decisions in allocating resources. The Company believes adjusted EBITDA also provides management and investors consistency and comparability with the Company’s past financial performance and facilitates period to period comparisons of operations, as it eliminates the effects of certain variations unrelated to its overall performance.
Adjusted EBITDA has certain limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Some of these limitations include:
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•adjusted EBITDA does not reflect changes in, or cash requirements for, the Company’s working capital needs;
•adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt;
•adjusted EBITDA does not reflect income tax payments that may represent a reduction in cash available to the Company; and
•other companies, including companies in the Company’s industry, may calculate adjusted EBITDA differently, which reduce their usefulness as comparative measures.

Because of these limitations, you should consider adjusted EBITDA alongside other financial performance measures, including net income and the Company’s other GAAP results. In evaluating adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. The Company’s presentation of adjusted EBITDA should not be construed as an inference that the Company’s future results will be unaffected by the types of items excluded from the calculation of adjusted EBITDA.
Adjusted Gross Profit
Adjusted gross profit is a non-GAAP financial measure that the Company calculates as gross profit excluding the impact of purchase accounting adjustments (including depreciation and amortization related to purchase accounting), non-cash equity-based compensation expense, and certain inventory charges. We believe adjusted gross profit is a useful measure to us and our investors to assist in evaluating our operating performance because it provides consistency and direct comparability with our past financial performance between fiscal periods, as the metric eliminates the effects of non-cash or other expenses unrelated to our core operating performance that would result in fluctuations in a given metric for reasons unrelated to overall continuing operating performance. Adjusted gross profit should not be considered a substitute for gross profit or any other measure of financial performance reported in accordance with GAAP.
Adjusted Net Income
Adjusted net income is a non-GAAP financial measure that the Company calculates as net income excluding the impact of non-cash equity-based compensation expense, purchase accounting adjustments, casualty losses or gains, impairment losses (including certain inventory charges), changes in the fair value of derivatives and certain other items unrelated to core operating performance, as well as the estimated income tax impacts of all such adjustments included in this non-GAAP performance measure. We believe adjusted net income assists us and our investors in evaluating our performance period-over-period. In calculating adjusted net income, we also calculate the following non-GAAP financial measures which adjust each GAAP-based financial measure for the relevant portion of each adjustment to reach adjusted net income:
•Adjusted SG&A – calculated as selling, general, and administrative expenses excluding the impacts of purchase accounting, transaction expenses, equity-based compensation; and
•Adjusted income tax – calculated as the tax effect of all adjustments to reach adjusted net income based on the applicable blended statutory tax rate for the period.
Adjusted net income should not be considered a substitute for net income or any other measure of financial performance reported in accordance with GAAP.
Adjusted EPS
Adjusted EPS is a non-GAAP financial measure that the Company calculates as adjusted net income divided by diluted share count for the applicable period. We believe adjusted EPS is useful to us and our investors because it improves the comparability of results of operations from period to period. Adjusted EPS should not be considered a substitute for net income per share or any other measure of financial performance reported in accordance with GAAP.

THE DUCKHORN PORTFOLIO, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Three months ended July 31, 2023 and 2022
(Unaudited, amounts in thousands, except per share data)

				Three months ended July 31, 2023
	Net sales	Gross profit	SG&A	Adjusted EBITDA	Income tax	Net income	Diluted EPS
GAAP results	$100,095	$55,282	$30,404	$17,769	$6,825	$17,769	$0.15
Percentage of net sales		55.2%	30.4%	17.8%
Interest expense				3,882
Income tax expense				6,825
Depreciation and amortization expense		114	(2,105)	7,240
EBITDA				$35,716
Purchase accounting adjustments		19		19	5	14	—
Transaction expenses			(256)	256	71	185	—
Change in fair value of derivatives				(2,909)	(807)	(2,102)	(0.02)
Equity-based compensation		140	(1,212)	1,352	321	1,031	0.01
Lease income, net	(364)	(364)	(141)	(223)	(62)	(161)	—
Non-GAAP results	$99,731	$55,191	$26,690	$34,211	$6,353	$16,736	$0.15
Percentage of net sales		55.1%	26.7%	34.2%

				Three months ended July 31, 2022
	Net sales	Gross profit	SG&A	Adjusted EBITDA	Income tax	Net income	Diluted EPS
GAAP results	$78,009	$39,331	$27,688	$5,420	$4,041	$5,420	$0.05
Percentage of net sales		50.4%	35.5%	6.9%
Interest expense				1,917
Income tax expense				4,041
Depreciation and amortization expense		141	(1,812)	6,081
EBITDA				$17,459
Purchase accounting adjustments		121		121	33	88	—
Transaction expenses			(2,578)	2,578	640	1,938	0.02
Inventory write-down		780		780	212	568	—
Change in fair value of derivatives				252	68	184	—
Equity-based compensation			(1,094)	1,094	262	832	0.01
Non-GAAP results	$78,009	$40,373	$22,204	$22,284	$5,256	$9,030	$0.08
Percentage of net sales		51.8%	28.5%	28.6%
Note: Sum of individual amounts may not recalculate due to rounding.

THE DUCKHORN PORTFOLIO, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Fiscal years ended July 31, 2023 and 2022
(Unaudited, amounts in thousands, except per share data)

				Fiscal year ended July 31, 2023
	Net sales	Gross profit	SG&A	Adjusted EBITDA	Income tax	Net income	Diluted EPS
GAAP results	$402,996	$215,689	$109,711	$69,298	$25,183	$69,298	$0.60
Percentage of net sales		53.5%	27.2%	17.2%
Interest expense				11,721
Income tax expense				25,183
Depreciation and amortization expense		476	(7,815)	27,768
EBITDA				$133,970
Purchase accounting adjustments		350		350	93	257	—
Transaction expenses			(4,051)	4,051	982	3,069	0.03
Change in fair value of derivatives				34	9	25	—
Equity-based compensation		420	(5,042)	5,462	1,299	4,163	0.04
Debt refinancing costs				865	231	634	0.01
Lease income, net	(364)	(364)	(141)	(223)	(59)	(164)	—
Non-GAAP results	$402,632	$216,571	$92,662	$144,509	$27,738	$77,282	$0.67
Percentage of net sales		53.7%	23.0%	35.9%

				Fiscal year ended July 31, 2022
	Net sales	Gross profit	SG&A	Adjusted EBITDA	Income tax	Net income	Diluted EPS
GAAP results	$372,510	$185,180	$97,743	$60,190	$22,524	$60,190	$0.52
Percentage of net sales		49.7%	26.2%	16.2%
Interest expense				6,777
Income tax expense				22,524
Depreciation and amortization expense		559	(7,611)	23,427
EBITDA				$112,918
Purchase accounting adjustments		467		467	127	340	—
Transaction expenses			(5,694)	5,694	1,384	4,310	0.04
Inventory write-down		4,715		4,715	1,282	3,433	0.03
Change in fair value of derivatives				(1,695)	(461)	(1,234)	(0.01)
Equity-based compensation			(4,675)	5,334	1,298	4,036	0.03
Wildfire costs				123	33	90	—
Non-GAAP results	$372,510	$190,921	$79,763	$127,556	$26,187	$71,165	$0.62
Percentage of net sales		51.3%	21.4%	34.2%

Note: Sum of individual amounts may not recalculate due to rounding.